Exhibit 10.4

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of August 15, 2006, is executed by Lone Star Technologies, a corporation organized under the laws of the State of Delaware (USA), with its legal address at 15660 N. Dallas Pkwy., Ste. 500, Dallas, TX 75248, United States of America (the “Guarantor”), in favor of the Chinese Parties (as defined in the JV Contract defined below) (the Guarantor and the Chinese Parties are collectively referred to as the “Parties” hereinafter).

WHEREAS, in order to induce the Chinese Parties to enter into the Joint Venture Contract (the “JV Contract”), dated as of August 15, 2006, by and among Star China Ltd. (“Star China”) a company duly incorporated and existing under the laws of Cayman Islands, Hunan Valin Steel Tube and Wire Co., Ltd. (“VTW”), a company duly incorporated and existing under the laws of People’s Republic of China (“PRC”, for the purposes of this Guaranty only, not including Hong Kong Special Administrative Region, Macau Special Administrative Region or Taiwan) and Hengyang Valin Steel Tube Company Limited (“VST”), a company duly incorporated and existing under the laws of PRC,  Guarantor has agreed, subject to the terms and conditions contained in this Guaranty, to guarantee the payment and performance of all obligations, liabilities and indemnities of Star China now existing or hereafter arising under the JV Contract, the Capital Increase Agreement between Star China, VTW, VST and Hengyang Valin MPM Steel Tube Company Limited (“Valin MPM”), dated as of August 15, 2006 (“CIA”) and the Articles of Association in respect of Valin MPM between Star China, VTW and VST, dated as of August 15, 2006 (“AoA”) (JV Contract, CIA and AoA are collectively referred to as “Transaction Documents”) (collectively, the “Obligations”) and to execute and deliver this Guaranty;

WHEREAS, Guarantor will benefit, directly or indirectly, from the consummation of the transactions contemplated by the Transaction Documents;

WHEREAS, each capitalized term defined in the Transaction Documents and not otherwise defined herein shall have the meaning ascribed thereto in the Transaction Documents when used herein;

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Guarantor agrees as follows:

Section 1.               Unconditional Guarantee.

(a)           Guarantor fully and irrevocably guarantees the payment and performance of the Obligations when due.  Guarantor is hereby made fully responsible for the acts and omissions of Star China that constitute a breach of the Transaction Documents.  This Guaranty shall be a full, unconditional, irrevocable, absolute and continuing guarantee of payment and performance and not a guarantee of collection, and Guarantor shall remain liable on the Obligations hereunder until the payment in full of the Obligations.

(b)           The Obligations of Guarantor hereunder shall not be released, discharged, diminished or impaired by (i) the renewal, extension, modification or alteration by Star China and the Chinese Parties, with or without the knowledge or consent of Guarantor, of the Transaction Documents or of any liability or obligation of Star China thereunder or of any document or instrument under which the Obligations arise, (ii) any forbearance or compromise granted to Star China by the Chinese Parties when dealing with Star China except to the extent of such forbearance or compromise, (iii) any change in corporate structure or ownership of Star China or the bankruptcy, insolvency, liquidation, receivership, dissolution, winding-up or termination of Star China or the fact that at any time Star China does not exist, (iv) the inaccuracy of any of the representations and warranties of Star China under any of the Transaction Documents, (v) any neglect, delay, omission, failure or refusal of Star China to take or prosecute any action in connection with the Transaction Documents, or (vi) the full or partial release of Star China on any liability or obligation, except that Guarantor shall be released pro tanto to the extent the Chinese Parties expressly release Star China from liability with respect to the Obligations.

(d)           Guarantor waives notice of (i) acceptance of this Guaranty, (ii) the creation, renewal, extension, modification, alteration or existence of any liability or obligation of Star China constituting part of the Obligations, and (iii) any breach of or default in the performance of the Obligations.

(e)           If Star China fails to perform Obligations requiring payment, in whole or in part, when such Obligations are due, Guarantor shall promptly pay such Obligations in cash.  Guarantor shall pay such amount within ten (10) Business Days (as defined in the JV Contract) of receipt of demand for payment from the Chinese Parties.  The Chinese Parties may enforce Guarantor’s obligations under this Guaranty after suing Star China or joining Star China in any suit against Guarantor, or enforcing any rights and remedies against Star China or otherwise pursuing or asserting any claims or rights against Star China or any other person or entity or any of its or their property which may also be liable with respect to the matters for which Guarantor is liable under this Section 1.

(f)            Guarantor reserves the right to assert defenses which Star China may have to payment or performance of any Obligation.

Section 2.               Representation as to Benefit.  Guarantor warrants and represents for and as to itself that it has received, or will receive, direct or indirect benefit from the making of this Guaranty.

Section 3.               Governing Law and Consent to Jurisdiction.  This Guaranty shall be governed by and construed in accordance with the laws of China.

Section 4.               Dispute Resolution.  The Parties shall make every effort to settle amicably any and all disputes, controversies and conflicts arising out of or relating to or in connection with this Guaranty (a “Dispute”).  Disputes or claims, if any, which cannot be settled amicably between the Parties, within thirty (30) days after written notice of such Dispute has been given by one party to the other party, shall be referred to the International Court of Arbitration of the International Chamber of Commerce and finally resolved by arbitration in Hong Kong under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) for the time being in force.  The ICC Rules shall be deemed to be incorporated by reference into this Article within this Guaranty.  The Tribunal shall consist of one (1) arbitrator who shall be appointed by the Chairman of the International Chamber of Commerce.  The costs of the arbitration, including administrative and arbitrator’s fees, shall be borne by the Parties according to the arbitration award.  Each Party shall bear the costs of its own attorney’s fees and expert witness fees.  The arbitration proceedings shall be in both English and Chinese and all pleadings and written evidence shall be in English and Chinese.  The decision of the arbitrator shall be final, binding and enforceable upon the Parties and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  In the event that the failure of a party to this Guaranty to comply with the decision of the arbitrator requires the other party to apply to any court for enforcement of such award, the non-complying Party shall be liable to the other for all cost of such litigation including attorney’s fees.  The Parties may apply to any court of competent jurisdiction in accordance with this Article 4 for temporary or permanent injunctive relief, without breach of this Article 4 or abridgement of the powers of the arbitrator.  Neither Party shall be entitled to commence or maintain any action in any court of Law upon any matter in dispute until such matter shall have been submitted to, and finally determined under, the dispute resolution and arbitration procedures in this Article 4, and then only for the enforcement of any arbitral award.

Section 5.               Benefit.  This Guaranty shall inure to the benefit of the Chinese Parties and their respective successors and assigns, and shall be binding upon Guarantor and its successors and assigns; provided, however, that (i) neither the Chinese Parties nor Guarantor shall assign its rights or obligations under this Guaranty without the prior written consent of the other except by operation of law, (ii) no assignment or other transfer by, through or under the Chinese Parties shall operate to increase Guarantor’s obligations hereunder, and (iii) Guarantor shall be fully protected in making and shall receive full credit for any payments or other performance made by it to the Chinese Parties or their successors and assigns with respect to the Obligations prior to the time Guarantor receives written notice of such assignment or succession.

Section 6.               Continuing Guarantee.  Subject to the terms, conditions and limitations hereof, this Guaranty is a continuing guarantee and shall remain in full force and effect and be binding upon Guarantor until the Obligations have been satisfied in full.

Section 7.               Notices.  Any notice, demand or other communication required or permitted under this Guaranty shall be in writing and given by hand delivery, facsimile, overnight courier, or post.  All notices shall be properly addressed to the recipient, with all postage and other charges being paid by the party giving notice.  Notices shall be effective when actually received by the party being notified.  The addresses of the parties for purposes of notice are as follows:

If to Guarantor, to:

Lone Star Technologies, Inc.:

15660 N. Dallas Pkwy., Ste. 500,
Dallas, TX 75248
United States of America
Attention: General Counsel
Facsimile No:  (+1) 972-770-6474

with a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300

Dallas, Texas 75201
United States of America
Attention:  Mary R. Korby
Fax: (+1) 214-746-7777
E-mail: mary.korby@weil.com

If to the Chinese Parties, to:

Hunan Valin Steel Tube & Wire Co., Ltd.:

Hua Ling Tower, No. 111 Fu Rong Road (M)
Changsha Municipality, Hunan Province
People’s Republic of China
Attention: Head of Securities Department
Facsimile No.: (86) 731-2245196; (86) 731-4447112

Hengyang Valin Steel Tube Co. Ltd.:

No. 10 Dali New Village, Zhengxiang District
Hengyang, Hunan Province
People’s Republic of China
Attention: Head of Office
Facsimile No:  (86)734-8870188

Any party may change its address by giving two days’ advance written notice to the other party.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

GUARANTOR:

Lone Star Technologies, Inc.

By:	/s/ Rhys J. Best

Name:	Rhys J. Best

Title:	Chairman/CEO

[Signature Page of Guaranty]